                                SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and 3D Printing Fund Advisers, LLC regarding 3D Printing and Technology Fund, Exhibit(d)(1) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR on January 24, 2014, accession number 0001435109-14-000095.